UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 28, 2022

NABRIVA THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37558	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25-28 North Wall Quay, IFSC, Dublin 1, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 816-6640

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NBRV	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 28, 2022, the Board of Directors (the “Board”) of Nabriva Therapeutics plc (the “Company”) granted restricted share units (“RSUs”) and options awards to purchase ordinary shares to the Company’s executive officers, in each case, subject to shareholder approval of an amendment to increase the number of ordinary shares authorized for issuance under the Company’s 2020 Share Incentive Plan (the “Plan Amendment”). The Company expects to submit the Plan Amendment to its shareholders for approval at the 2022 annual general meeting of shareholders. The following table sets forth the number of ordinary shares underlying the RSUs and options awarded by the Board to the Company’s executive officers:

Name	RSUs(1)	Options(2)
Theodore Schroeder Chief Executive Officer	119,900	239,800
Steven Gelone President and Chief Operating Officer	46,700	93,400
Christine Guico-Pabia Chief Medical Officer	35,700	71,500
Daniel Dolan Chief Financial Officer	41,600	83,200
J. Christopher Naftzger General Counsel and Secretary	31,600	63,200

(1) Each of these RSUs has a grant date of January 28, 2022 and will vest in equal annual installments over four years with the first installment vesting on January 28, 2023. Each of the RSU awards is subject to such officer’s continued employment with the Company and the other terms and conditions under the Company’s 2020 Share Incentive Plan. If shareholder approval of the Plan Amendment is obtained, each of these RSUs will represent a contingent right to receive one ordinary share of the Company. If shareholder approval of the Plan Amendment is not obtained, each of these RSUs will represent the right to receive the economic equivalent of one ordinary share of the Company in cash on the applicable vesting date.

(2) Each of these option awards has a grant date of January 28, 2022 and will vest over a four-year period beginning on the date of grant. Twenty-five percent (25%) of each option award will vest on the one (1) year anniversary of the date of grant and the remaining seventy-five percent (75%) of each option award will vest on a monthly pro-rata basis over the remaining vesting period. The exercise price per share for these share option awards was the closing sale price of the ordinary shares of the Company on the Nasdaq Global Select Market on the grant date. Each of the option awards is subject to such officer’s continued employment with the Company and the other terms and conditions under the Company’s 2020 Share Incentive Plan. If shareholder approval of the Plan Amendment is not obtained, these options will remain outstanding and will convert into cash-settled share appreciation rights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABRIVA THERAPEUTICS PLC

Date: February 2, 2022	By:	/s/ Daniel Dolan
Daniel Dolan
Chief Financial Officer